UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2012

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders

On March 6, 2012, Health Care REIT, Inc. (the “Company”) filed a Certificate of Designation with the Secretary of State of Delaware, effective as of March 7, 2012 (the “Certificate of Designation”), to authorize the issuance of 11,500,000 shares of 6.50% Series J Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Series J Preferred Stock”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As set forth in the Certificate of Designation, the shares of Series J Preferred Stock rank senior to shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), and to any other of the Company’s future equity securities that it may later authorize or issue that by their terms rank junior to the Series J Preferred Stock. The shares of Series J Preferred Stock rank pari passu with the Company’s outstanding 7 7/8% Series D Cumulative Redeemable Preferred Stock, 7 5/8% Series F Cumulative Redeemable Preferred Stock, 6% Series H Cumulative Convertible and Redeemable Preferred Stock and 6.50% Series I Cumulative Convertible Perpetual Preferred Stock and any future equity securities that the Company may later authorize or issue that by their terms are on a parity with the Series J Preferred Stock. Holders of shares of Series J Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, cumulative cash dividends at the rate of 6.50% per annum of the $25.00 per share liquidation preference, equivalent to $1.625 per annum per share of the Series J Preferred Stock. Dividends on the Series J Preferred Stock are payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing April 16, 2012, since April 15, 2012 is a Sunday. In addition to other preferential rights, the holders of shares of Series J Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Stock or any other shares of preferred stock of the Company that rank junior to the Series J Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Generally, the shares of Series J Preferred Stock are not redeemable by the Company before March 7, 2017. However, upon the occurrence of a Change of Control (as defined below), each holder of shares of Series J Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series J Preferred Stock) to convert some or all of the Series J Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series J Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.918442 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Certificate of Designation.

If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of shares of Series J Preferred Stock will not have any right to convert their shares of Series J Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series J Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the shares of Series J Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of shares of Series J Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of shares of Common Stock is solely cash; and (ii) the average of the closing prices for the shares of Common Stock on the NYSE for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of Common Stock is other than solely cash.

The foregoing is a summary is not complete. A complete description of the Series J Preferred Stock is set forth in the Certificate of Designation filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The description of the Certificate of Designation included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.1	Certificate of Designation of 6.50% Series J Cumulative Redeemable Preferred Stock of the Company.

4.1	Form of global certificate evidencing the 6.50% Series J Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-A filed March 6, 2012 (File No. 001-08923), and incorporated herein by reference thereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By: /s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: March 8, 2012